Flex Pharma Appoints Kathie Lindemann Chief Operating Officer
-Former DAVIDs TEA COO & Starbucks SVP International Operations-

September 9, 2015

Boston, MA – Flex Pharma, Inc. (NASDAQ: FLKS), a biotechnology company that is developing innovative and proprietary treatments for exercise-associated muscle cramps, nocturnal leg cramps, and spasms associated with severe neuromuscular conditions, today announced the appointment of Kathie Lindemann as its Chief Operating Officer, reporting to Christoph Westphal M.D., Ph.D., Flex Pharma’s President, CEO and Chair.

Prior to joining Flex Pharma, Ms. Lindemann served as Chief Operating Officer at DAVIDs TEA Inc. Ms. Lindemann also spent 19 years at Starbucks where she held several leadership roles including Senior Vice President, Starbucks Foodservice, SVP US Business Operations, and SVP International Operations, Store Development and Global Business Systems. She has been a Director of Cambia Health Solutions, Inc. since June 2009. She is a graduate of the University of Santa Clara.

“Since we see substantial opportunity to develop our consumer product as a global brand, I am looking forward to working with Kathie to leverage her extensive experience building and running operations ex-US as we plan to access key international markets,” commented Marina Hahn, President of Consumer.

“Flex Pharma has built a premier team of consumer brand talent with a proven track record, led by President of Consumer, Ms. Hahn,” noted Flex Pharma Board member John Sculley, former Apple CEO and PepsiCo CEO. “The addition of Ms. Lindemann strengthens Flex Pharma’s capabilities to launch a global brand.”

“Our ability to attract high caliber talent from both biotech and consumer backgrounds is a testament to the strength of Flex Pharma’s unique profile and exciting growth potential,” said Christoph Westphal, M.D., Ph.D., Chairman and Chief Executive Officer of Flex Pharma.

About Flex Pharma
Flex Pharma, Inc. is a biotechnology company that is developing innovative and proprietary treatments for exercise-associated muscle cramps, nocturnal leg cramps, and spasms associated with severe neuromuscular conditions. In three randomized, blinded, placebo-controlled, cross-over studies, Flex Pharma's proprietary treatment has shown a statistically significant reduction in the intensity of muscle cramps in healthy normal volunteers.

Flex Pharma was founded by National Academy of Sciences members Rod MacKinnon, M.D. (2003 Nobel Laureate), and Bruce Bean, Ph.D., recognized leaders in the fields of ion channels and neurobiology, along with Chairman and Chief Executive Officer Christoph Westphal, M.D., Ph.D.

Individuals can follow the Company on twitter (@flexpharma) and the Company's website (http://ir.flex-pharma.com/) to see the latest progress of the Company's pre-launch activities for its consumer product to prevent and treat exercise-associated muscle cramps.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: including our plans to expand to international markets; and the timing of and our expectations for the launch of our consumer product. Various factors may cause differences between our expectations and actual results as discussed in greater detail under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the Securities and Exchange Commission (SEC). You are encouraged to read Flex Pharma’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

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Contact:
Elizabeth Woo
SVP, Investor Relations & Corporate Communications
Flex Pharma, Inc.
irdept@flex-pharma.com
617-874-1829